EXHIBIT 99.1

Investors and Media

Christopher Oltmann

(818) 746-2046

PennyMac Financial Services, Inc. Reports

Second Quarter 2014 Results

Moorpark, CA, August 6, 2014 – PennyMac Financial Services, Inc. (NYSE: PFSI) today reported net income of $51.4 million for the second quarter of 2014, on revenue of $130.4 million. Net income attributable to PFSI common stockholders was $9.6 million, or $0.45 per diluted share.

Second Quarter 2014 Highlights

•	Pretax income of $58.0 million, up 18 percent from the prior quarter

•	Total net revenue of $130.4 million, up 24 percent from the prior quarter

o	Production revenue of $63.9 million, up 21 percent from the prior quarter

o	Servicing revenue of $53.7 million, up 34 percent from the prior quarter

o	Investment Management revenue of $12.8 million, up 2 percent from the prior quarter

•	Total loan production activity of $7.4 billion in unpaid principal balance (UPB), up 44 percent from the prior quarter

•	Servicing portfolio reached $93.6 billion in UPB, up 12 percent from March 31, 2014

•	Net assets under management increased modestly to $2.14 billion, up from $2.10 billion at March 31, 2014.

“PennyMac Financial had a strong second quarter with significant earnings contributions and revenue growth in each of our businesses – loan production, loan servicing, and investment management,” said Chairman and Chief Executive Officer Stanford L. Kurland. “We believe that our organically built platform, combined with a strong compliance and governance culture, distinguishes PennyMac among mortgage companies. This solid foundation has enabled our continued growth and ability to profitably capture the considerable opportunities in the residential mortgage market.”

1

The following table presents the contribution of PennyMac Financial’s Production, Servicing and Investment Management segments to pretax income:

	Quarter ended June 30, 2014
	Mortgage banking			Investment
	Production	Servicing	Total	management	Total
	(in thousands)
Revenue:
Net gains on mortgage loans held for sale at fair value	$38,101	$1,603	$39,704	$–	$39,704
Loan origination fees	10,345	–	10,345	–	10,345
Fulfillment fees from PMT	12,433	–	12,433	–	12,433
Net servicing fees	–	56,969	56,969	–	56,969
Management fees	–	–	–	10,998	10,998
Carried Interest from Investment Funds	–	–	–	1,834	1,834
Net interest (expense) income:
Interest income	5,697	554	6,251	1	6,252
Interest expense	3,072	5,660	8,732	–	8,732
	2,625	(5,106)	(2,481)	1	(2,480)
Other	383	265	648	(16)	632
	63,887	53,731	117,618	12,817	130,435
Expenses	31,126	33,772	64,898	7,490	72,388
Pretax income	$32,761	$19,959	$52,720	$5,327	$58,047

Production Segment

Production includes the correspondent acquisition of newly originated mortgage loans for PennyMac Financial’s own account, fulfillment services on behalf of PennyMac Mortgage Investment Trust (PMT), and consumer-direct lending.

PennyMac Financial’s loan production activity totaled $7.4 billion in UPB, of which $4.4 billion in UPB was for its own account, and $3.0 billion was fee-based fulfillment activity for PMT. Interest rate lock commitments (IRLCs) on correspondent government-insured and consumer-direct loans totaled $5.2 billion in UPB.

2

Production segment pretax income totaled $32.8 million, an increase of 26 percent from the first quarter, driven by a 10 percent increase in net gains on mortgage loans held for sale from the prior quarter. The components of net gain on mortgage loans held for sale revenue are detailed in the following table:

	Quarter ended
	June 30, 2014	March 31, 2014	June 30, 2013
	(in thousands)
MSR value	$49,660	$37,514	$52,478
Mortgage servicing rights recapture payable to PennyMac Mortgage Investment Trust	(2,526)	(1,898)	(366)
Provision for representations and warranties	(1,204)	(851)	(1,453)
Cash investment (1)	(15,308)	(5,775)	(21,058)
Fair value changes of pipeline, inventory and hedges	9,082	5,548	13,053
Net gains on mortgage loans held for sale	$39,704	$34,538	$42,654

(1) Net of cash hedge expense.

PennyMac Financial performs fulfillment services for conventional conforming and jumbo loans acquired by PMT in its correspondent production business. These services include, but are not limited to: marketing, relationship management, the approval of correspondent sellers and the ongoing monitoring of their performance; reviews of loan data, documentation and appraisals to assess loan quality and risk; and pricing, hedging, and activities related to the subsequent sale and securitization of loans in the secondary mortgage markets for PMT. Fees earned from fulfillment of correspondent loans on behalf of PMT totaled $12.4 million in the second quarter, compared to $8.9 million in the first quarter. The increase was primarily driven by a 56% increase in the volume of conventional conforming and jumbo correspondent acquisitions by PMT during the second quarter. The average fulfillment fee earned for the second quarter was 42 basis points.

Servicing Segment

Servicing includes income from owned servicing rights in addition to subservicing and special servicing activities. Loan servicing pretax income totaled $20.0 million in the second quarter, an increase of 17 percent from the prior quarter. Net loan servicing fees totaled $57.0 million for the quarter, a 30 percent quarter-over-quarter increase, which included a $12.5 million reduction in fair value of mortgage servicing rights (MSRs) carried at fair value and provisioning for impairment of MSRs carried at lower of amortized cost or fair value, which was more than offset by a $10.1 million reduction in the excess servicing spread financing liability, and $9.6 million in MSR-associated hedge gains.

3

The following table presents a breakdown of the net servicing fees:

	Quarter ended
	June 30, 2014	March 31, 2014	June 30, 2013
	(in thousands)
Servicing fees (1)	$66,493	$57,319	$25,259
Effect of MSRs:
Amortization and realization of cash flows	(16,729)	(14,539)	(5,235)
Change in fair value and (provision for) reversal of impairment of MSRs carried at lower of amortized cost or fair value	(12,474)	(3,377)	2,045
Change in fair value of excess servicing spread financing	10,062	4,792	–
Hedging gains (losses)	9,617	(431)	–
Total amortization, impairment and change in fair value of MSRs	(9,524)	(13,555)	(3,190)
Net loan servicing fees	$56,969	$43,764	$22,069

(1) Includes contractually-specified servicing fees.

Servicing segment expenses increased to $33.8 million, a 46 percent increase from the first quarter, primarily driven by the growth in the servicing portfolio and the initiation of an early buyout (EBO) program to purchase defaulted loans primarily out of legacy Ginnie Mae pools. Approximately $7 million in servicing expense during the second quarter was related to EBO transactions, which was mostly offset by an increase in the fair value of the MSR asset, as forecasted future costs are reduced by removal of loans from the MSR pool.

The total servicing portfolio reached $93.6 billion in UPB, an increase of 12 percent from March 31, 2014. Of the total servicing portfolio at June 30, 2014, prime servicing was $89.2 billion in UPB and special servicing was $4.4 billion in UPB. The Company subservices and services under contract $35.6 billion in UPB, an increase of 8 percent from March 31, 2014, driven by new correspondent acquisitions by PMT. PennyMac Financial’s MSR portfolio grew to $57.1 billion in UPB, an increase of 14 percent over the prior quarter, resulting from the acquisition of government-insured loans in correspondent production, consumer-direct lending activities, and the acquisition of MSR portfolios totaling $5.5 billion in UPB.

4

The table below details PennyMac Financial’s servicing portfolio as of June 30, 2014:

	June 30, 2014	March 31, 2014	June 30, 2013
	(in thousands)
Loans serviced at period end:
Prime servicing:
Subserviced for Advised Entities	$31,169,742	$28,200,665	$21,652,249
Owned MSRs—Originations	29,546,095	26,289,208	16,294,547
Owned MSRs—Acquisitions	27,505,329	22,912,454	792,666
Mortgage loans held for sale	959,014	660,470	653,789
Total prime servicing	89,180,180	78,062,797	39,393,251
Special servicing:
Subserviced for Advised Entities	4,385,088	4,871,875	3,857,124
Owned MSRs—Acquisitions	–	907,981	1,155,301
Subserviced for non-affiliates	–	936	–
Total special servicing	4,385,088	5,780,792	5,012,425
Total loans serviced	$93,565,268	$83,843,589	$44,405,676

Mortgage loans serviced:
Servicing rights owned	$57,051,424	$50,109,643	$18,242,514
Subserviced	35,554,830	33,073,476	25,509,373
Mortgage loans held for sale	959,014	660,470	653,789
Total mortgage loans serviced	$93,565,268	$83,843,589	$44,405,676

Investment Management Segment

PennyMac Financial manages PMT and certain investment funds, for which it earns base management fees and incentive compensation. Net assets under management were approximately $2.14 billion as of June 30, 2014, an increase of 2 percent from March 31, 2014. The increase was primarily due to PMT’s increase in the book value of its shareholders’ equity.

Pretax income for the Investment Management segment was $5.3 million, a decrease of 11 percent from the first quarter. Management fees, which include base management fees and incentive fees from PMT and management fees from the Investment Funds, increased 9 percent from the prior quarter primarily due to a $0.5 million increase in incentive fee revenue from PMT as a result of improved performance. Carried interest income from the Investment Funds declined by $0.3 million.

5

The following table presents a breakdown of management fees and carried interest:

	Quarter ended
	June 30, 2014	March 31, 2014	June 30, 2013
	(in thousands)
Management fees:
PennyMac Mortgage Investment Trust
Base	$5,838	$5,521	$4,575
Performance incentive	3,074	2,553	3,880
	8,912	8,074	8,455
Investment Funds	2,086	2,035	1,974
	$10,998	$10,109	$10,429
Carried Interest	$1,834	$2,157	$2,862
Total management fees and Carried Interest	$12,832	$12,266	$13,291

Net assets of Advised Entities:
PennyMac Mortgage Investment Trust	$1,577,160	$1,543,282	$1,244,181
Investment Funds	565,926	561,638	561,790
	$2,143,086	$2,104,920	$1,805,971

Expenses

Expenses for the second quarter totaled $72.4 million, a 28 percent increase from the first quarter, primarily driven by the servicing expenses associated with the Ginnie Mae early buyout program and an increase in compensation expenses resulting from an increase in the accrual for incentive compensation and headcount growth.

“We see many opportunities across the residential mortgage market that PennyMac Financial is uniquely positioned to capture,” concluded Mr. Kurland. “Our servicing portfolio continues to grow organically through loan production supplemented by bulk and flow acquisitions of MSRs. We continue to enhance our capabilities in our consumer-direct business, which is a growing contributor to PennyMac Financial's revenues, and we continue to profitably grow our correspondent production business. We are well positioned to manage additional investment capital for mortgage-related assets. In sum, PennyMac Financial is well positioned to grow profitably and sustainably over the long term.”

Management’s slide presentation will be available in the Investor Relations section of the Company’s website at www.PennyMacFinancial.com beginning at 1:30 p.m. (Pacific Daylight Time) on Wednesday, August 6, 2014. We encourage investors to submit questions via email to InvestorRelations@pnmac.com; if any questions are submitted, we will post responses via a document on our website.

6

About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. is a specialty financial services firm with a comprehensive mortgage platform and integrated business focused on the production and servicing of U.S. residential mortgage loans and the management of investments related to the U.S. residential mortgage market. PennyMac Financial Services, Inc. trades on the New York Stock Exchange under the symbol "PFSI." Additional information about PennyMac Financial Services, Inc. is available at www.PennyMacFinancial.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: changes in federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions if we do not comply with the laws and regulations applicable to our businesses; the creation of the Consumer Financial Protection Bureau, or CFPB, and enforcement of its rules; changes in existing U.S. government-sponsored entities, their current roles or their guarantees or guidelines; changes to government mortgage modification programs; the licensing and operational requirements of states and other jurisdictions applicable to our businesses, to which our bank competitors are not subject; foreclosure delays and changes in foreclosure practices; certain banking regulations that may limit our business activities; changes in macroeconomic and U.S. residential real estate market conditions; difficulties in growing loan production volume; changes in prevailing interest rates; increases in loan delinquencies and defaults; our reliance on PennyMac Mortgage Investment Trust as a significant source of financing for, and revenue related to, our correspondent production business; availability of required additional capital and liquidity to support business growth; our obligation to indemnify third-party purchasers or repurchase loans that we originate, acquire or assist in with fulfillment; our obligation to indemnify advised entities or investment funds to meet certain criteria or characteristics or under other circumstances; decreases in the historical returns on the assets that we select and manage for our clients, and our resulting management and incentive fees; regulation applicable to our investment management segment; conflicts of interest in allocating our services and investment opportunities among ourselves and our advised entities; the potential damage to our reputation and adverse impact to our business resulting from ongoing negative publicity; and our rapid growth. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

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PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2014	March 31, 2014	June 30, 2013
	(in thousands, except share data)
ASSETS
Cash	$70,810	$37,376	$38,468
Short-term investments at fair value	46,391	40,957	156,148
Mortgage loans held for sale at fair value	1,001,516	717,476	656,341
Servicing advances	170,672	149,844	94,791
Derivative assets	34,302	21,677	37,177
Carried Interest due from Investment Funds	65,133	63,299	55,322
Investment in PennyMac Mortgage Investment Trust at fair value	1,646	1,793	1,579
Mortgage servicing rights	627,804	550,679	199,738
Receivable from Investment Funds	4,654	3,062	2,987
Receivable from PennyMac Mortgage Investment Trust	19,636	20,812	16,725
Furniture, fixtures, equipment and building improvements, net	11,452	11,227	8,037
Capitalized software, net	654	718	946
Deferred tax asset	55,754	58,206	–
Loans eligible for repurchase	31,496	62,508	–
Other	39,001	20,911	12,521
Total assets	$2,180,921	$1,760,545	$1,280,780

LIABILITIES
Mortgage loans sold under agreements to repurchase	$825,267	$567,737	$500,427
Note payable	115,314	48,819	47,209
Excess servicing spread financing at fair value	190,244	151,019	–
Derivative liabilities	6,711	2,155	27,445
Mortgage servicing liability	4,548	–	–
Accounts payable and accrued expenses	70,353	49,772	54,313
Payable to Investment Funds	34,929	37,106	36,328
Payable to PennyMac Mortgage Investment Trust	95,483	85,706	52,729
Payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement	74,705	71,671	–
Liability for loans eligible for repurchase	31,496	62,508	–
Liability for losses under representations and warranties	10,178	8,974	6,185
Total liabilities	1,459,228	1,085,467	724,636

STOCKHOLDERS' EQUITY
Class A common stock, par value $0.0001 per share, 200,000,000 shares authorized, 21,298,115, 20,879,486 and 12,777,777 shares issued and outstanding, respectively	2	2	1
Class B common stock, par value $0.0001 per share, 1,000 shares authorized, 61 shares issued and outstanding	–	–	–
Additional paid-in capital	158,977	154,112	90,159
Retained earnings	31,990	22,372	2,793
Total stockholders' equity attributable to PennyMac Financial Services, Inc. common stockholders	190,969	176,486	92,953
Members' equity attributable to Private National Mortgage Acceptance Company, LLC	–	–	–
Noncontrolling interests in Private National Mortgage Acceptance Company, LLC	530,724	498,592	463,191
Total stockholders' equity	721,693	675,078	556,144
Total liabilities and stockholders’ equity	$2,180,921	$1,760,545	$1,280,780

8

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME

	Quarter ended
	June 30, 2014	March 31, 2014	June 30, 2013
	(in thousands, except per share data)
Revenue
Net gains on mortgage loans held for sale at fair value	$39,704	$34,538	$42,654
Loan origination fees	10,345	6,880	6,312
Fulfillment fees from PennyMac Mortgage Investment Trust	12,433	8,902	22,054
Net servicing fees:
Loan servicing fees
From non-affiliates	43,314	36,100	11,744
From PennyMac Mortgage Investment Trust	14,180	14,591	8,787
From Investment Funds	4,161	1,477	2,066
Ancillary and other fees	4,838	5,151	2,662
	66,493	57,319	25,259
Amortization, impairment and change in estimated fair value of mortgage servicing rights	(9,524)	(13,555)	(3,190)
Net servicing fees	56,969	43,764	22,069
Management fees:
From PennyMac Mortgage Investment Trust	8,912	8,074	8,455
From Investment Funds	2,086	2,035	1,974
	10,998	10,109	10,429
Carried Interest from Investment Funds	1,834	2,157	2,862
Net interest expense:
Interest income	6,252	4,110	4,474
Interest expense	8,732	6,386	4,200
	(2,480)	(2,276)	274
Change in fair value of investment in and dividends received from PennyMac Mortgage Investment Trust	(103)	115	(320)
Other	735	1,303	243
Total net revenue	130,435	105,492	106,577
Expenses
Compensation	46,971	42,886	42,339
Loan origination	1,998	1,417	2,516
Servicing	11,694	3,090	1,609
Technology	3,741	2,823	2,030
Professional services	2,661	2,199	2,783
Other	5,323	4,016	5,071
Total expenses	72,388	56,431	56,348
Income before provision for income taxes	58,047	49,061	50,229
Provision for income taxes	6,630	5,523	2,038
Net income	51,417	43,538	48,191
Less: Net income attributable to noncontrolling interest	41,799	35,566	45,398
Net income attributable to PennyMac Financial Services, Inc. common stockholders	$9,618	$7,972	$2,793

Earnings per common share
Basic	$0.45	$0.38	$0.22
Diluted	$0.45	$0.38	$0.22
Weighted-average common shares outstanding
Basic	21,142	20,866	12,778
Diluted	75,915	75,952	77,163

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